UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2008

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457 Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In our Current Report on Form 8-K filed on June 17, 2008, we reported that we had received notice from the American Stock Exchange (“Amex”) that, based on its review of our Quarterly Report on Form 10-Q for the period ended March 31, 2008, we were not in compliance with one of Amex’s standards for the continued listing of our common stock as set forth in Part 10 of the Amex Company Guide (the “Company Guide”). Specifically, the notice stated that “…the Company is not in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that it appears questionable, in the opinion of the Exchange, whether such company will be able to continue operations and/or meet its obligations as they mature.”

Amex noted that, for the quarter ended March 31, 2008, we reported a working capital deficit of approximately $16.8 million, operating loss of approximately $1.7 million, and net loss of approximately $2.0 million. Amex also noted that, as we have previously reported, we were not in compliance with covenants contained in our $14.5 million term loan which sets forth minimum earnings before interest, taxes, depreciation and amortization, that we have been operating under a waiver from our lender which expired on June 30, 2008, and that, if by that time we were not able to comply with the loan covenants or obtain an additional waiver, the lender would have a right to foreclose on our assets.

The notice stated that we had become subject to Amex’s suspension and delisting procedures set forth in Section 1009 of the Company Guide and that we must submit a plan to Amex addressing how we intended to regain compliance with Section 1003(a)(iv) of the Company Guide, including specific milestones, quarterly financial projections, and details related to any strategic initiatives we plan to complete (a “Plan”).

We reported that we intended to carefully evaluate how we would respond to Amex’s letter, including whether we would be able to submit a Plan with a viable chance of success, which would require us to talk with our lenders, evaluate our expenses and sources of revenues, and evaluate how our recent acquisition of the Baja line of boats and any new business resulting from it would fit into any Plan we developed.

On July 18, 2008, after evaluating our 2009 budget projections, the impact of our new Baja line (which we expect will give us additional products and a larger dealer network), the increased cost competitiveness of our products in international markets due to favorable currency rates for foreign customers, and other factors, we submitted a Plan to Amex that summarizes our management’s plans and strategies for dealing with the issues raised in Amex’s notice.

The Plan also described discussions with our primary lender, Regions Bank, regarding the $14.5 million term loan referenced above which we reclassified as a current liability in our December 31, 2007 and March 31, 2008 financial statements because of our noncompliance with certain loan covenants. While we have not defaulted on any loan payments to our lender and we currently have a $2 million unused line of credit, the reclassification resulted in a significant working capital deficit at the end of each of those periods. Based on our discussions with Regions Bank, we currently expect that it will grant a waiver of the violation of the loan covenants at June 30, 2008, and redefine our loan covenants for fiscal 2009, which would permit the term loan to be classified again as long-term debt. However, it has not yet committed to grant a waiver or change our loan covenants pending its consideration of a number of matters, including its continuing review and analysis of our fiscal 2008 results and fiscal 2009 budget projections. If we are able to reclassify our term loan and meet the operating projections set forth in our 2009 budget, we believe we will have access to funds to deal with any working capital issues not related to our loan covenants.

While we are not able to predict Amex’s decision with respect to our Plan, we believe we have provided Amex with a reasonable basis to conclude that any past failures to comply with listing standards described in Amex’s notice are not necessarily indicative of a future inability to comply. However, if our Plan is not accepted by Amex, we will be subject to delisting proceedings. Likewise, even if our Plan is accepted by Amex, but we do not make progress consistent with the Plan during the Plan period, or are not in compliance with all continued listing standards of the Company Guide by December 11, 2008, Amex may initiate delisting proceedings.

This report contains forward-looking statements, including statements relating to future decisions by our primary lender, Regions Bank, and statements concerning our plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” “strategy” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause our actual results to be materially different from historical results or any results expressed or implied by the forward-looking statements. The potential risks and uncertainties include, but are not limited to, delays and unexpected costs for beginning construction of Baja boats, higher than expected costs to build boats, defects in acquired assets, lower than expected future market demand for Baja and Fountain boats, the volatile and competitive nature of the industry, the level of market interest rates, and changes in general economic conditions and in the marine industry; and changes in domestic and international market conditions, foreign exchange rates and pressures on lenders related to current and future problems in credit markets. Although we believe that the expectations reflected in the forward-looking statements in this report are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, events, levels of activity, performance or achievements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. Further information on the factors and risks that could affect our business, financial condition and results of operations are discussed in the “Risk Factors” section of our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission, available at (http://www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: July 24, 2008	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer